Exhibit 99.1

Contacts:

Joshua Grass                                           Fredda Malkoff
Manager, Investor and Financial Relations              Account Director
BioMarin Pharmaceutical Inc.                           Feinstein Kean Healthcare
(415) 884-6777                                         (617) 577-8110
jgrass@biomarinpharm.com                               fmalkoff@fkhealth.com

For Immediate Release:

             BioMarin Announces Third Quarter 2002 Financial Results

 Conference Call and Webcast to be Held on November 1st at 2:00 PM ET (2000 CET)

Novato, CA, October 31, 2002 - BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) today announced financial results for its third quarter ended September 30, 2002. The net loss was $17.1 million ($0.32 per share) for the third quarter of 2002 compared to $11.0 million ($0.26 per share) for the third quarter of 2001. The net loss was $58.1 million ($1.10 per share) for the nine months ended September 30, 2002 compared to $32.7 million ($0.83 per share) for the nine months ended September 30, 2001. BioMarin had $86.5 million in cash, cash equivalents and short-term investments as of September 30, 2002.

The net loss in the third quarter of 2002 was primarily due to the continued development of the company's lead product programs: AldurazymeTM for MPS I, AryplaseTM for MPS VI, and NeutralaseTM for heparin reversal.

Recent Announcements

The following recent announcements by BioMarin highlight some of the company's continuing development efforts:

o On October 28, 2002, BioMarin and Genzyme announced that the U.S. Food and Drug Administration (FDA) informed the companies that the Aldurazyme (laronidase) Biologics License Application (BLA) had been scheduled for review by the Endocrinologic and Metabolic Drugs Advisory Committee on January 15, 2003. Aldurazyme is an investigational enzyme replacement therapy being developed by BioMarin and Genzyme for patients with mucopolysaccharidosis I (MPS I), a life-threatening genetic disease for which no specific drug treatments currently exist. The companies anticipate a response from the FDA regarding the application to market Aldurazyme in the U.S. by the end of January 2003.

o On September 30, 2002, BioMarin announced that it completed critical steps to begin patient enrollment for its Phase 3 trial of Neutralase for reversal of heparin in Coronary Artery Bypass Graft (CABG) surgery. Neutralase is an enzyme that specifically cleaves heparin, a carbohydrate used as an anticoagulant in CABG surgery. Clinical data also suggests that Neutralase may be a valuable heparin reversal agent in angioplasty and may shorten time to patient ambulation. Preclinical experiments indicate that Neutralase may also reverse the newer classes of anticoagulants, such as the Low Molecular Weight Heparins (LMWH) and the pentasaccharide, fondiparinux.

o On September 16, 2002, BioMarin announced that the FDA accepted the Aldurazyme BLA and granted the application priority review status. Priority review status specifies that the FDA will respond to the filing within six months from the date of the completed BLA filing, which was July 29, 2002.

o On September 12, 2002, BioMarin announced the adoption of a stockholder rights plan. The plan was adopted to better protect BioMarin stockholders and assure they receive full value of their investment in the event of any proposed takeover of the company. The plan was not adopted in response to any specific proposal or attempt to gain control of the company.

o On August 22, 2002, BioMarin announced the completion of the acquisition of Glyko Biomedical Ltd. Glyko Biomedical's principal asset was an approximate 21% ownership interest in the capital stock of BioMarin. As a result of the transaction, Glyko Biomedical became an indirect, wholly owned, subsidiary of BioMarin with the number of outstanding shares of BioMarin's common stock remaining the same.

BioMarin will host a conference call and webcast to discuss third quarter financial results on November 1, 2002 at 2:00 PM ET (2000 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

Date: November 1st, 2002
Time: 2:00 PM ET (2000 CET)
U.S. & Canada Toll-free Dial in #: 1-800-915-4836
International Dial in #: 1-973-317-5319
Replay Toll-free Dial in #: 1-800-428-6051
Replay International Dial in #: 1-973-709-2089
Replay Code #: 265833

BioMarin  specializes in the  development and  commercialization  of therapeutic
enzyme   products  to  treat  serious,   life-threatening   diseases  and  other
conditions.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including the following potential future products: Aldurazyme for the treatment of MPS I, Aryplase for the treatment of MPS VI, and Neutralase for the reversal of anticoagulants. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the progress of BioMarin's product programs, the actual results of the current and planned clinical trials, actions of regulatory authorities, including actions related to the Biologics License Application for Aldurazyme, availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

AldurazymeTM is a trademark of BioMarin/Genzyme LLC.  All rights reserved.

BioMarin's press releases and other company  information are available online at
http://www.biomarinpharm.com.   Information   on   BioMarin's   website  is  not
incorporated by reference into this press release.

                         BioMarin Pharmaceutical Inc.
                          Consolidated Balance Sheets

                                 (in thousands)



                                          December 31,               September 30,
                                              2001                       2002
                                          ------------               -------------
Assets                                                                 (unaudited)
Current assets:
 Cash and cash equivalents                $     12,528                $     32,405
 Short-term investments                        118,569                      54,063
 Due from BioMarin/Genzyme LLC                   3,096                       2,332
 Current assets of discontinued
  operations of Glyko, Inc.                        668                           -
 Other current assets                            1,922                       2,570
                                          ------------               -------------
  Total current assets                         136,783                      91,370

Property, plant and equipment, net              32,560                      30,994
Investment in BioMarin/Genzyme LLC               1,145                       3,750
Other non-current assets                         1,323                       1,355
                                          ------------               -------------
  Total assets                            $    171,811                $    127,469
                                          ============               =============

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                         $      4,284                $        763
 Accrued liabilities                             2,198                       5,332
 Current liabilities of discontinued
  operations of Glyko, Inc.                        229                           5
 Other current liabilities                       1,591                       2,247
                                          ------------               -------------
  Total current liabilities                      8,302                       8,347

 Long-term liabilities                           3,961                       2,912
                                          ------------               -------------
  Total liabilities                             12,263                      11,259

Stockholders' equity:
 Common stock                                       52                          54
 Additional paid-in capital                    305,230                     318,410
 Warrants                                        5,134                       5,219
 Deferred compensation                           (699)                       (138)
 Notes receivable from stockholders            (2,037)                     (1,057)
 Accumulated other comprehensive loss             (13)                        (28)
 Deficit accumulated during
  the development stage                      (148,119)                   (206,250)
                                          ------------               -------------
  Total stockholders' equity                   159,548                     116,210
                                          ------------               -------------
  Total liabilities and
   stockholders' equity                   $    171,811                $    127,469
                                          ============               =============


                         BioMarin Pharmaceutical Inc.
                     Consolidated Statements of Operations

                     (in thousands, except per share data)
                                  (unaudited)



                                                      Three Months Ended         Nine Months Ended
                                                        September 30,               September 30,
                                                    -----------------------   -----------------------
                                                      2001          2002         2001         2002
                                                    ----------   ----------   ----------   ----------
Revenue
   Revenue from BioMarin/Genzyme LLC                $    3,079   $    3,569   $    8,621   $   10,784

Operating expenses
   Research and development                             10,039       14,675       31,042       41,229
   General and administrative                            2,340        3,940        5,350       10,928
   In-process research and development                       -            -            -       11,223
                                                    ----------   ----------   ----------   ----------
       Total operating expenses                         12,379       18,615       36,392       63,380

Loss from operations                                   (9,300)     (15,046)     (27,771)     (52,596)

Interest income                                            530          629        1,434        2,033
Interest expense                                           (8)        (123)         (11)        (375)
Equity in loss of BioMarin/Genzyme LLC                 (1,864)      (2,350)      (4,708)      (7,109)
                                                    ----------   ----------   ----------   ----------

Net loss from continuing operations                   (10,642)     (16,890)     (31,056)     (58,047)

   Income (loss) from discontinued operations            (373)        (219)      (1,628)           75
   Loss on disposal of discontinued operations               -          (8)            -        (159)
                                                    ----------   ----------   ----------   ----------

Net loss                                            $ (11,015)   $ (17,117)   $ (32,684)   $ (58,131)
                                                    ==========   ==========   ==========   ==========

Net loss per share, basic and diluted
    Loss from continuing operations                 $   (0.25)   $   (0.32)   $   (0.79)   $   (1.10)
    Income (loss) from discontinued operations          (0.01)            -       (0.04)            -
    Loss on disposal of discontinued operations              -            -            -            -
                                                    ----------   ----------   ----------   ----------
    Net loss                                        $   (0.26)   $   (0.32)   $   (0.83)   $   (1.10)
                                                    ==========   ==========   ==========   ==========

Weighted average common shares outstanding              42,136       53,446       39,601       53,011
                                                    ==========   ==========   ==========   ==========

